UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

CLEAN POWER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-113606
(Commission File Number)

98-0413062
(IRS Employer Identification No.)

436-35th Avenue N.W., Calgary, Alberta, Canada T2K 0C1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (403)-277-2944

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933 and section 21E of the United States Securities Exchange Act of 1934.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 4, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “the Company” "we", "us" and "our" refer to Clean Power Technologies Inc.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 11, 2006, the Company executed a Memorandum of Understanding (“MOU”) with Mitsui Babcock Energy Limited (“Mitsui”) agreeing to enter into a formal agreement for the participation and collaboration of Mitsui  with the Company to develop steam accumulator technology for use in the Company’s hybrid technologies.

On October 11, 2006, Mitsui and the Company executed the collaboration agreement, a copy of which is filed herewith.

Under the agreement, Mitsui and the Company agreed to collaborate to develop the steam accumulator technology for use in the Company’s hybrid technologies over a period of thirty-six months.  Mitsui will provide all that is necessary or as reasonably requested by the Company, including scientists, engineers, experts and other personnel, facilities, equipment and materials.  Mitsui will fund up to $400,000 towards the development costs of the accumulator technology and the Company will issue to Mitsui a total of 4,000,000 shares at a deemed price of $0.10 per share within five business days of Mitsui delivering to the Company a subscription agreement.

Within 18 months after the first gas/steam vehicle is publicly unveiled by either Mitsui or the Company, Mitsui has the option to seek cash reimbursement from the Company for all or part of the development costs that Mitsui has incurred up to $400,000.  Upon the reimbursement of Mitsui by the Company, Mitsui will return 3,000,000 of the Company’s shares to the Company.

Should Mitsui provide funds toward the development costs in excess of $400,000, Mitsui shall have the option to either request cash reimbursement from the Company for the excess above $400,000 or to take the amount in shares at a price to be negotiated at the time of the election.

All technology and intellectual property developed in connection with the collaboration program or the accumulator technology that are patentable and/or patented or otherwise protected will at all time belong and be owned solely by the Company and Mitsui will require the prior written approval of the Company for the use of any such technology.

Any technology or intellectual property which is not patentable or otherwise protected may be used by Mitsui without the prior written consent of the Company.

If the Company is unable to reimburse Mitsui on any call for reimbursement as allowed under the collaboration agreement then the Company will transfer an equal share of the intellectual property to Mitsui so that Mitsui and the Company will own the intellectual property equally.

Each of the Company and Mitsui will bear their respective costs and expenses in connection with the agreement and their participation in the agreement.

The Company will issue up to 100,000 common shares of the Company at the direction of Mitsui to key personnel or employees of Mitsui upon the delivery of a subscription agreement executed by such key personnel or employees.

Pursuant to the agreement, the Company has caused the appointment of Richard Dennis to the Board of Directors of the Company and the appointment of Alastair Fraser to the Advisory Board of the Company and will continue to maintain these appointments or such other persons as Mitsui may designate for as long as Mitsui owns 2,000,000 shares in the Company.

9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
10.3*	Collaboration Agreement between Mitsui Babcock Energy Limited and Clean Power Technologies Inc. dated October 11, 2006.

*

Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.

By:  /s/ Abdul Mitha

Name: Abdul Mitha

Title: President and Chief Executive Officer

Date: October 18, 2006

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